Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-197318) of Everest Reinsurance Holdings, Inc. of our report dated March 27, 2017 relating to the financial statements and financial statement schedules, which appears in this Form 10‑K.

PricewaterhouseCoopers LLP
New York, NY
March 27, 2017